Exhibit 10.86

                        FINANCING AND SECURITY AGREEMENT

     THIS FINANCING AND SECURITY AGREEMENT (the "Agreement") is made this 27th day of March, 1997, by and between VERSAR, INC., a corporation organized and in good standing under the laws of the State of Delaware (the "Company"), and its subsidiary, GEOMET TECHNOLOGIES, INC., a corporation organized and in good standing under the laws of the State of Delaware ("Geomet"; the Company, collectively with its Subsidiaries are sometimes collectively called, the "Borrowers" and each a "Borrower") and NATIONSBANK, N.A., a national banking association, its successors and assigns (the "Lender").

                                    RECITALS

     A. The Borrowers have applied to the Lender for credit facilities consisting of a guidance line of credit in the maximum principal amount of Five Million Dollars ($5,000,000) to be used by the Borrowers to finance Acquisitions (as hereinafter defined) and a revolving credit facility in the maximum principal amount of Three Million Dollars ($3,000,000) to be used by the Borrowers to finance Receivables.

     B. The Lender is willing to make these credit facilities available to the Borrowers upon the terms and subject to the conditions hereinafter set forth.

                                   AGREEMENTS

     NOW, THEREFORE, in consideration of the premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers and the Lender hereby agree as follows:

I.   DEFINITIONS

     SECTION 1.1 Certain Defined Terms. As used in this Agreement, the terms defined in the Preamble and Recitals hereto shall have the respective meanings specified therein, and the following terms shall have the following meanings:

     "Account" individually and "Accounts" collectively mean all presently existing or hereafter acquired or created accounts, accounts receivable, contract rights, notes, drafts, instruments, acceptances, chattel paper, leases and writings evidencing a monetary obligation or a security interest in or a lease of goods, all rights to receive the payment of money or other consideration under present or future contracts (including, without limitation, all monies due and to become due under any Government Contract, all rights to receive payments under presently existing or hereafter acquired or created letters of credit), or by virtue of merchandise sold or leased, services rendered, loans and advances made or other considerations given, by or set forth in or arising out of any present or future chattel paper, note, draft, lease, acceptance, writing, bond, insurance policy, instrument, document or general intangible, and all extensions and renewals of any thereof, all rights under or arising out of present or future contracts, agreements or general interest in merchandise which gave rise to any or all of the foregoing, including all goods, all claims or causes of action now

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existing or  hereafter  arising in  connection  with or under any  agreement  or document or by operation of law or otherwise, all collateral security of any kind (including real property mortgages) given by any person with respect to any of the foregoing and all proceeds (cash and non-cash) of the foregoing.

     "Acquisition  Loan"  means  and  "Acquisition   Loans"  have  the  meanings
described in Section 2.01.

     "Acquisition  Note" and "Acquisition  Notes" have the meanings described in
Section 2.01(d).

     "Affiliate" means, with respect to the Borrowers, any Person, directly or indirectly controlling, directly or indirectly controlled by, or under direct or indirect common control with the Borrowers or any Subsidiary, as the case may be.

     "Agreement" means this Financing and Security Agreement and all amendments, modifications and supplements hereto which may from time to time become effective in accordance with the provisions of Section 11.10 hereof.

     "Assets" means, at any time, all assets that should, in accordance with GAAP consistently applied, be classified as assets on a balance sheet of the Borrowers.

     "Banking Day" shall mean any day that is not a Saturday, Sunday or banking holiday in the Commonwealth of Virginia.

     "Borrowing Base" means the sum of (a) ninety percent (90%) of Eligible Government Receivables, eighty five percent (85%) of Eligible Subcontractor Receivables and eighty percent (80%) Eligible Commercial Receivables, less the sum of (a) the then outstanding balance of the Acquisitions Notes, and (b) the then outstanding balance of the Sarnia Note.

     "Collateral" shall mean all of the Borrowers' Accounts, chattel paper, Equipment, General Intangibles, documents, instruments and Inventory (whether or not designated with initial capital letters), as those terms are defined in the Uniform Commercial Code as presently adopted and in effect in the State and shall also cover, without limitation, (i) any and all property specifically included in those respective terms in this Agreement or in the Financing Documents and (ii) all proceeds (cash and non-cash, including, without limitation, insurance proceeds) of the foregoing.

     "Collection" means each check, draft, cash, money, instrument, item, and other remittance in payment or on account of payment of the Accounts or otherwise with respect to any Collateral, including, without limitation, cash proceeds of any returned, rejected or repossessed goods, the sale or lease of which gave rise to an Account, and other proceeds of Collateral; and "Collections" means the collective reference to all of the foregoing.

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     "Commonly  Controlled  Entity"  shall  mean  an  entity,   whether  or  not
incorporated, which is under common control with the Company within the meaning of Section 414(b) or (c) of the Internal Revenue Code.

     "Current Assets" means at any date, the amount which, in conformity with GAAP, would be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Company and its Subsidiaries.

     "Current Liabilities" means at any date, the amount which, in conformity with GAAP, would be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Company and its Subsidiaries.

     "Current Ratio" means the ratio of (a) Current Assets to (b) Current Liabilities, including, without, limitation, the unpaid principal balance of the Revolving Loans outstanding at such time.

     "Debt Service Coverage" shall mean as to the Borrower and its Subsidiaries for any period of determination thereof, the ratio of (a) EBITDA minus dividends, to (b) the sum of interest expense, and payments on Indebtedness for Borrowed Money scheduled to be due and payable during the same period, including, any capital leases, cash taxes and capital expenditures for such period.

     "Default" has the meaning described in Article IX.

     "Default Rate" has the meaning set forth in the Notes.

     "Documents" means all documents and documents of title, whether now existing or hereafter acquired or created, and all proceeds (cash and non-cash of the foregoing).

     "EBITDA" means shall mean as to the Company and its Subsidiaries for any period of determination thereof, the sum of (a) net profit (or loss) determined in accordance with GAAP, plus (b) interest expense and federal and state taxes for such period, plus (c) depreciation and amortization of assets for such period, all as determined on a consolidated basis for the twelve (12) month period then ending.

     "Eligible Commercial Receivable" mean, at any time of determination thereof, each Account, other than Eligible Government Receivables, which conforms and continues to conform to the Eligibility Standards.

     "Eligible Government Receivable" and "Eligible Government Receivables" means, at any time of determination thereof, all Accounts which arise out of Government Contracts, where the Company is the "prime" contractor, where all monies due thereunder may have been directly assigned to the Lender in its sole discretion in conformity with the Assignment of Claims Act of 1940, as amended and which otherwise conform to the Eligibility Standards

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     "Eligible    Subcontractor    Receivable"   and   "Eligible   Subcontractor
Receivables" means, at any time of determination thereof, all Accounts which arise out of Government Contracts, where the Company is not the "prime" contractor and all monies due thereunder may have been directly assigned to the Lender in its sole discretion in conformity with the Assignment of Claims Act of 1940, as amended and which otherwise conform to the Eligibility Standards

     "Eligibility Standards" mean, at any time of determination thereof, each Account which conforms and continues to the following standards (a) the Account arose from a bona fide outright sale or lease of goods by the Borrowers, or from services performed by the Borrowers, and (i) such goods have been delivered to the appropriate account debtors or their respective designees, such Borrower has in its possession shipping and delivery receipts evidencing such shipment and delivery, no return, rejection or repossession has occurred, and such goods have not been rejected by the account debtor, or (ii) such services have been satisfactorily completed and accepted by the appropriate account debtor; (b) the Account is based upon an enforceable order or contract, written or oral, for goods delivered or for services performed, and the same were shipped, held, or performed in accordance with such order or contract; (c) the title of each Borrower to the Account and, except as to the account debtor and any creditor which finances the account debtor's purchase of such goods, to any goods is absolute and is not subject to any prior assignment, claim, Lien, or security interest, except Permitted Liens and Liens created by the account debtors in connection with their interests in the goods, and each Borrower otherwise has the full and unqualified right and power to assign and grant a security interest in it to the Lender as security and collateral for the payment of the Obligations; (d) the amount shown on the books of each Borrower and on any invoice, certificate, schedule or statement delivered to the Lender is owing to such Borrower and no partial payment has been received unless reflected with that delivery; (e) the Account is not subject to any claim of reduction, counterclaim, setoff, recoupment, or other defense in law or equity, or any claim for credits, allowances, or adjustments by the account debtor because of returned, inferior, or damaged goods or unsatisfactory services, or for any other reason; (f) the account debtor has not returned or refused to retain, or otherwise notified either Borrower of any dispute concerning, or claimed nonconformity of, any of the goods or services from the sale of which the Account arose; (g) the Account is not outstanding more than ninety (90) days from the date of the invoice therefor; (h) the Account is not owing by any account debtor for which the Lender has deemed fifty percent (50%) or more of such account debtor's other Accounts (or any portion thereof) due to either Borrower to be non-Eligible Receivables; (i) the Account does not arise out of a contract with, or order from, an account debtor that, by its terms, forbids or makes void or unenforceable the assignment by the Borrowers to the Lender of the Account arising with respect thereto; (j) the account debtor is not a Subsidiary or other Affiliate of the Company; (k) the account debtor is not incorporated in or primarily conducting business in any jurisdiction located outside of the United States of America; (l) the Borrowers are not indebted in any manner to the account debtor, with the exception of customary credits, adjustments and/or discounts given to an account debtor by the Company in the ordinary course of their businesses, (m) no part of the Account represents a retainage, (n) no bond has been issued or is contemplated with respect to the goods or services furnished by either Borrower or with respect to the project or contract for which those goods or services were furnished, and (o) the

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Lender in the exercise of its sole but reasonable  discretion has not deemed the
Account ineligible because of uncertainty as to the creditworthiness of the account debtor or because the Lender otherwise considers the collateral value thereof to the Lender to be impaired or its ability to realize such value to be insecure. In the event of any dispute, under the foregoing criteria, as to whether an Account is, or has ceased to be, an Eligible Receivable, the decision of the Lender in the exercise of its sole and absolute discretion shall control.

     "Enforcement Costs" shall mean all expenses, charges, costs and fees whatsoever (including, without limitation, attorney's fees and expenses) of any nature whatsoever paid or incurred by or on behalf of the Lender in connection with (a) the collection or enforcement of any or all of the Obligations, (b) the preparation of or changes to this Agreement, the Notes, the Security Documents and/or any of the other Financing Documents, (c) the creation, perfection, collection, maintenance, preservation, defense, protection, realization upon, disposition, sale or enforcement of all or any part of the Collateral, including, without limitation, those sums paid or advanced, and costs and expenses, more specifically described in Section 10.3, and (d) the monitoring, administration, processing, servicing of any or all of the Obligations and/or the Collateral.

     "Equipment" shall mean all equipment, machinery, furniture and fixtures and supplies of every nature, presently existing or hereafter acquired or created and wherever located, together with all accessions, additions, fittings, accessories, special tools, and improvements thereto and substitutions therefor and all parts and equipment which may be attached to or which are necessary for the operation and use of such personal property, whether or not the same shall be deemed to be affixed to real property, and all rights under or arising out of present or future contracts relating to the foregoing and all proceeds (cash and non-cash) of the foregoing.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "Event of Default" means an event which, with the giving of notice or lapse of time, or both, could or would constitute a Default under the provisions of this Agreement.

     "Fees" means the fees described in Sections 2.06 and 2.07 hereof.

     "Financing Documents" means at any time collectively and include this Agreement, each Note, the Security Documents, and any other instrument, agreement or document previously, simultaneously or hereafter executed and delivered by any Borrower and/or any other Person, singly or jointly with another Person or Persons, evidencing, securing, guarantying or in connection with any of the Obligations and/or in connection with this Agreement, any Notes, any of the Security Documents, any of the Loan and/or any of the Obligations, including without limitation, the Sarnia Note and the Sarnia Financing Documents.

     "Funded Debt" shall mean for any period of determination thereof, an amount equal to the aggregate amount of all payments in principal in respect to Indebtedness for Borrowed Money

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scheduled  to be due and payable  during such  period,  together  with all other interest bearing Liabilities of the Borrowers.

     "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

     "General Intangibles" shall mean all general intangibles of every nature, whether presently existing or hereafter acquired or created, including without limitation all books, correspondence, credit files, records, computer programs, computer tapes, cards and other papers and documents in the possession or control of either Borrower, claims (including without limitation all claims for income tax and other refunds), choses in action, contract rights, judgments, patents, patent licenses, trademarks, trademark licenses, licensing agreements, rights in intellectual property, Goodwill (including all Goodwill of each Borrower's business symbolized by and associated with any and all trademarks, trademark licenses, copyrights and/or service marks), royalty payments, contractual rights, rights as lessee under any lease of real or personal property, literary rights, copyrights, service names, service marks, logos, trade secrets, all amounts received as an award in or settlement of a suit in damages, deposit accounts, interests in joint ventures or general or limited partnerships, rights in applications for any of the foregoing, and all proceeds (cash and non-cash) of the foregoing.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Government  Contract" means and "Government  Contracts" means contracts of either Borrower with the United States, or any agency, department or instrumentality thereof and on which either Borrower is either a "prime" contractor or a subcontractor of the prime contractor.

     "Hazardous Materials" means (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; (c) any substance the presence of which on any property now or hereafter owned or acquired by either Borrower is prohibited by any Law similar to those set forth in this definition; and (d) any other substance which by Law requires special handling in its collection, storage, treatment or disposal.

     "Hazardous Materials Contamination" means the contamination (whether presently existing or occurring after the date of this Agreement) by Hazardous Materials of any property owned, operated or controlled by either Borrower or for which either Borrower has responsibility, including, without limitation, improvements, facilities, soil, ground water, air or other elements on, or of, any property now or hereafter owned or acquired by either Borrower, and any other contamination by Hazardous Materials for which either Borrower is, or is claimed to be, responsible.

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     "Indebtedness  for Borrowed Money" of a Person,  at any time shall mean the sum at such time of (a) indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (b) any obligations of such Person in respect of letters of credit, banker's or other acceptances or similar obligations issued or created for the account of such Person, (c) lease obligations of such Person which have been or should be, in accordance with GAAP, capitalized on the books of such Person, (d) all liabilities secured by any Lien on any property owned by such Person, to the extent attached to such Person's interest in such property, even though such Person has not assumed or become liable for the payment thereof, and (e) any obligation of such Person or a commonly controlled entity to a multiemployer plan (as those terms are used under applicable ERISA statutes and regulations).

     "Inventory" means all inventory of the Borrowers, including, without limitation all packing, shipping, advertising, and promotional materials, and all documents of title or documents representing the same, all general intangibles necessary or beneficial for the disposition of the same, and all proceeds (cash and non-cash) of the foregoing.

     "Items of Payment" means each check, draft, cash, money, instrument, item, and other remittance in payment or on account of payment of the Accounts or otherwise with respect to any Collateral, including, without limitation, cash proceeds of any returned, rejected or repossessed Goods, the sale or lease of which gave rise to an Account, and other proceeds or products of Collateral; and "Items of Payment" means the collective reference to all of the foregoing.

     "Law" or "Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs, or decrees of any Governmental Authority or political subdivision or agency thereof, or any court or similar entity established by any thereof.

     "Liabilities"   means,  at  any  time,  all  liabilities  that  should,  in accordance with GAAP consistently applied, be classified as liabilities on a balance sheet of the Borrowers.

     "Lien" means any mortgage, deed of trust, deed to secure debt, grant, pledge, security interest, assignment, encumbrance, judgment, lien or charge of any kind, whether perfected or unperfected, avoidable or unavoidable, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction, excluding the precautionary filing of any financing statement by any lessor in a true lease transaction, by any bailor in a true bailment transaction or by any consignor in a true consignment transaction under the Uniform Commercial Code of any jurisdiction or the agreement to give any financing statement by any lessee in a true lease transaction, by any bailee in a true bailment transaction or by any consignee in a true consignment transaction.

     "Loan" means a Revolving Loan or an Acquisition Loan, as the case may be, and "Loans" mean all Revolving Loans and all Acquisition Loans.

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     "Multiemployer  Plan"  shall mean a Plan which is a  multiemployer  plan as defined in Section 4001(a)(3) of ERISA.

     "Net Worth" means, at any time, the excess of (a) Assets, over (b) Liabilities.

     "Note" means the Revolving Promissory Note or any Acquisition Note, as the case may be, and "Notes" mean collectively the Revolving Promissory Note and the Acquisition Notes, and any other promissory note which may from time to time evidence the Obligations.

     "Obligations" means all present and future debts, obligations, and liabilities, whether now existing or contemplated or hereafter arising, of the Borrowers to the Lender under, arising pursuant to, in connection with and/or on account of the provisions of this Agreement, the Notes, each Security Document, and any of the other Financing Documents, any of the Loans, and any of the Loans including, without limitation, the principal of, and interest on, the Notes, late charges, Enforcement Costs, and other prepayment penalties (if any), letter of credit fees or fees charged with respect to any guaranty of any letter of credit, and also means all other present and future indebtedness, liabilities and obligations, whether now existing or contemplated or hereafter arising, of the Borrowers to the Lender of any nature whatsoever regardless of whether such debts, obligations and liabilities be direct, indirect, primary, secondary, joint, several, joint and several, fixed or contingent; and any and all renewals, extensions and rearrangements of any such debts, obligations and liabilities, including, but not limited to any and all obligations of the Company under the Sarnia Guaranty.

     "Overdraft" means any excess of debit entries over collected funds on deposit in any banking account of either Borrower.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Permitted Liens" means: (a) Liens for Taxes which are not delinquent or which the Lender has determined in the exercise of its sole but reasonable discretion (i) are being diligently contested in good faith and by appropriate proceedings, (ii) the Borrowers have the financial ability to pay, with all penalties and interest, at all times without materially and adversely affecting any Borrower, and (iii) are not, and will not be with appropriate filing, the giving of notice and/or the passage of time, entitled to priority over any Lien of the Lender; (b) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance in the ordinary course of business; (c) Liens in favor of the Lender; (d) judgment Liens to the extent the entry of such judgment does not constitute an Event of Default under the terms of this Agreement or result in the sale of, or levy of execution on, any of the Collateral; and (e) such other Liens, if any, as are set forth on EXHIBIT __ attached hereto and made a part hereof.

     "Person"   shall  mean  and  include  an  individual,   a  corporation,   a
partnership, a joint venture, a trust, an unincorporated association, a government or political subdivision or agency thereof or any other entity.

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     "Prime Rate" means the prime rate charged by the Lender as announced by the
Lender. The Prime Rate is not necessarily the lowest rate of interest charged by the Lender to borrowers.

     "Reportable Event" shall mean any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder.

     "Responsible Officer" means the chief executive officer of the Company or the president of the Company or, with respect to financial matters, the chief financial officer of the Company.

     "Revolving Loan Committed Amount" has the meaning described in Section 2.02(a).

     "Revolving  Loan" and  "Revolving  Loans" have the  meanings  described  in
Section 2.02(a).

     "Revolving Promissory Note" has the meaning described in Section 2.02(c).

     "Revolving Loan Account" has the meaning described in Section 2.04.

     "Sarnia" means Sarnia Corporation, a Virginia corporation, its successors and assigns.

     "Sarnia Financing Documents" means at any time collectively and include the Sarnia Note, and any other instrument, agreement or document previously, simultaneously or hereafter executed and delivered by Sarnia, the Borrowers and/or any other Person, singly or jointly with another Person or Persons, evidencing, securing, guarantying or in connection with the Sarnia Note.

     "Sarnia Note" means that certain Promissory Note of even date herewith in the principal amount of $1,500,000 from Sarnia Corporation in favor of the Lender, as the same may be from time to time be amended, restated, supplemented or otherwise modified.

     "Sarnia Guaranty" means that certain Guaranty of Payment Agreement of even date herewith from the Company in favor of the Lender, as the same may be from time to time be amended, restated, supplemented or otherwise modified, pursuant to which, among other things, the Borrower has unconditionally guarantied repayment of the Sarnia Note.

     "Security Documents" shall mean collectively any assignment, pledge agreement, security agreement, mortgage, deed of trust, deed to secure debt, financing statement and any similar instrument, document or agreement under or pursuant to which a Lien is now or hereafter granted to, or for the benefit of, the Lender on any collateral to secure the Obligations, as the same may from time to time be amended, restated, supplemented or otherwise modified.

     "Senior Management" shall be deemed to refer to the following executive positions: President and Chief Executive Officer; Vice President, Treasurer and Chief Financial Officer; and Vice President and General Counsel.

     "State" means the Commonwealth of Virginia.

     "Subsidiary" means any corporation the majority of the voting shares of which at the time are owned directly by the Company and/or by one or more Subsidiaries of the Company.

     "Tangible Net Worth" means, at any time, the sum at such time of: (a) the Net Worth less the total of (i) all assets which would be classified as intangible assets under GAAP, including Goodwill, trademarks, trademark applications, trade names, service marks, patent applications and licenses, and deferred charges, (ii) leasehold improvements, (iii) applicable reserves, allowances and other similar properly deductible items to the extent such reserves, allowances and other similar properly deductible items have not been previously deducted by the Lender in the calculation of Net Worth, (iv) any revaluation or other write-up in book value of assets subsequent to the date of the most recent financial statements delivered to the Lender, and (v) the amount of all loans and advances to, or investments in, any Person, excluding cash equivalents and deposit accounts maintained by the Borrowers with any financial institution; plus (b) the principal amount of subordinated indebtedness outstanding at any time.

     "Taxes" mean all taxes and assessments whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character (including all penalties or interest thereon), which at any time may be assessed, levied, confirmed or imposed by any Governmental Authority on the Borrowers or any of their properties or assets or any part thereof or in respect of any of its franchises, businesses, income or profits.

     "Wholly Owned Subsidiary" means any domestic United States corporation all the shares of stock of all classes of which (other than directors' qualifying shares) at the time are owned directly or indirectly by the Company and/or by one or more Wholly Owned Subsidiaries of the Company.

     SECTION 1.2 Accounting Terms and Other Definitional Provisions. Unless otherwise defined herein, as used in this Agreement and in any certificate, report or other document made or delivered pursuant hereto, accounting terms not otherwise defined herein, and accounting terms only partly defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP. Unless otherwise defined herein, all terms used herein which are defined by the Virginia Uniform Commercial Code shall have the same meanings as assigned to them by the Virginia Uniform Commercial Code unless and to the extent varied by this Agreement. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are references to sections or subsections of, or schedules or exhibits to, as the case may be, this Agreement unless otherwise specified. As used herein, the singular number shall include the plural, the plural the singular and the use of the masculine, feminine or neuter gender shall include all genders, as the context may require. Reference to any one or more of the Financing Documents and any of the Financing Documents shall mean the same as the foregoing may from time to time be amended, restated, substituted, extended, renewed, supplemented or otherwise modified.

II.  BORROWING

     SECTION 2.1 (a) The Acquisition Loans. Subject to and in accordance with the provisions of this Agreement, the Lender agrees from time to time from the Closing Date until November 30, 1998, to lend (each an "Acquisition Loan" and collectively the "Acquisition Loans") to the Borrowers such sums as the Borrowers request and as the Lender approves pursuant to this Agreement, up to the maximum aggregate principal amount of Five Million Dollars ($5,000,000) (the "Acquisition Loan Committed Amount").

     (b) Proceeds of the Acquisition Loans. The proceeds of each advance under the Acquisition Loan shall be used by the Borrowers to make a Permitted Acquisition in accordance with Section 8.04 of this Agreement, and for no other purposes except as may otherwise be agreed by the Lender in writing.

     (c) Procedure for Making Acquisition Loans. The Borrowers may borrow under the Acquisition Loan on any Banking Day. The Borrowers shall notify the Lender no later than ten (10) Banking Days prior to the date of the date of the proposed borrowing. The Lender will not lend more than seventy five percent (75%) of the Purchase Price of any Acquisition. The Lender shall not consider making an advance under the Acquisition Loan unless the Lender shall have received and approved with respect to such advance, among other things; (i) a pro forma post acquisition balance statement, income statement, and cash flow statement, (ii) a listing of all assets to be acquired, (iii) historical financial statements on the Target (as hereinafter defined); (iv) the proposed terms and conditions for the proposed acquisition; and (v) such other information as the Lender may request.

     (d) Acquisition Loan Notes. The joint and several obligation of the Borrowers to repay with interest each advance made under the Acquisition Loan made by the Lender from time to time shall be evidenced by an Acquisition Note (as from time to time extended, amended, restated, supplemented or otherwise modified, each an "Acquisition Note" and collectively, the "Acquisition Notes") substantially in the form set forth in EXHIBIT "A-1" attached hereto and made a part hereof, with appropriate insertions, dated as of the date of each advance.

     SECTION 2.2 The Revolving Loan. (a) The Lender agrees to lend to the Borrowers and the Borrowers agree to borrow on a revolving basis from time to time the principal amount (the "Revolving Loan") not to exceed at any time outstanding the lesser (the "Revolving Loan Committed Amount") of Three Million Dollars ($3,000,000) or the Borrowing Base.

     (b) If at any time the outstanding principal balance of the Revolving Loan exceeds the limitations provided in subsection (a) above, the Borrowers promise to pay to the order of the Lender, on demand, the amount of the excess.

     (c) The joint and several obligation of the Borrowers to repay the advances under the Revolving Loan shall be evidenced by the Borrowers' Revolving Promissory Note of even date herewith (the "Revolving Promissory Note") payable to the Lender in the form attached hereto as EXHIBIT "A-2". The Revolving Promissory Note shall bear interest and shall be repaid by the Borrowers in the manner and at the times set forth in the Revolving Promissory Note.

     (d) The Borrowers may prepay the principal sum outstanding on the Revolving Loan only in accordance with the terms of the Revolving Note. Sums borrowed and repaid may be readvanced under the terms and conditions of this Agreement.

     (e) The proceeds of the Revolving Loan shall be used by the Borrowers for the purposes set forth in Recital A above, and, unless prior written consent of the Lender is obtained, for no other purpose.

     SECTION 2.3 Revolving Loan Procedure. (a) Each advance under the Revolving Loan shall be in an amount of not less than $10,000, or a multiple thereof. The Borrowers shall notify the Lender not late than 1:00 p.m. on the date of any proposed advance.

     (b) The Borrowers shall furnish to the Lender such schedules, certificates, lists, records, reports, information and documents as required by the Lender from time to time so that the Lender may, in its discretion, determine the Borrowing Base.

     (c) In addition, the Borrowers hereby irrevocably authorize the Lender to make advances under the Revolving Loan at any time and from time to time, without further request from or notice to the Borrowers, which the Lender, in its sole and absolute discretion, deems necessary or appropriate to protect the Lender's interests under this Agreement or otherwise, including, without limitation, advances made to cover Overdrafts, principal of, and/or interest on, any Loans, fees, and/or Enforcement Costs, prior to, on, or after the termination of this Agreement, regardless of whether the aggregate amount of the advances which the Lender may make hereunder exceeds the Revolving Credit Committed Amount. The Lender shall have no obligation whatsoever to make any advance under this subsection and the making of one or more advances under this subsection shall not obligate the Lender to make other similar advance or advances. Any such advances will be secured by the Collateral.

     (d) The Lender is authorized to deduct any payment (including payments of principal, interest and/or Fees as provided herein or in the Notes) from the Borrowers' Account Number _____________ on or after the date the payment is due; provided, however, that such authorization shall not be deemed to relieve the Borrowers from their obligation to make such payment when it is due and, further provided, that the Lender will provide the Borrowers with notice of any such deduction.

     SECTION 2.4 Revolving Loan Account. The Lender will establish and maintain a loan account on its books (the "Revolving Loan Account") to which the Lender will ( debit (i) the principal amount of each Revolving Loan made by the Lender hereunder as of the date made, (ii) the amount of any interest accrued on the Revolving Loans as and when due, and (ii) any other amounts due and payable by the Borrowers to the Lender from time to time under the provisions of this Agreement in connection with the Revolving Loans, including, without limitation, Enforcement Costs, Fees, late charges, and service, collection and audit fees, as and when due and payable, and (b) credit all payments made by the Borrowers to the Lender on account of the Revolving Loans as of the date made including, without limitation, funds credited to the Collateral Account and collected and paid to the Lender, the Lender reserving the right, exercised in its sole and absolute discretion from time to time, to provide earlier credit or to disallow credit for any Collection which is unsatisfactory to the Lender.

     The Lender may debit the Revolving Loan Account for the amount of any Collection which is returned to the Lender unpaid. All credit entries to the Revolving Loan Account are conditional and shall be readjusted as of the date made if final and indefeasible payment is not received by the Lender in cash or solvent credits. The Borrowers hereby promise to pay to the order of the Lender, on demand, an amount equal to the excess, if any, of all debit entries over all credit entries recorded in the Revolving Loan Account under the provisions of this Agreement.

     SECTION 2.5 Collateral Account. The Borrowers will deposit or cause to be deposited to a bank account designated by the Lender and from which the Lender alone has power of access and withdrawal (the "Collateral Account"), all Items of Payment. The Borrowers shall deposit Items of Payment for credit to the Collateral Account not later than the next Banking Day after the receipt thereof, and in precisely the form received, except for the endorsements of the Borrowers where necessary to permit the collection of any such Items of Payment, which endorsement the Borrowers hereby agree to make. Pending such deposit to the Collateral Account, endorsement and/or other delivery thereof to the Lender, the Borrowers will not commingle any Items of Payment with any of its other funds or property, but will hold them separate and apart therefrom in trust and for the account of the Lender. The Lender is not, however, required to credit the Collateral Account for the amount of any Collection which is unsatisfactory to the Lender. In addition, the Borrowers shall, if so directed by the Lender, establish a lock box to which Items of Payments may be sent and shall direct the Borrowers' customers and others as the Lender may require to forward payments to that lock box. Items of Payment received in the lock box shall be deposited in the Collateral Account or as otherwise directed by the Lender from time to time.

     SECTION 2.6 Commitment Fee. The Borrowers agree to pay to the Lender on the first day of each calendar quarter commencing after the date of this Agreement a commitment fee (computed on the basis of a year consisting of three hundred and sixty (360) days for the actual number of days elapsed) of one quarter of one percent (.25%) per annum on the daily average of the unused amount of the Revolving Loan.

     SECTION 2.7 Acquisition Loan Fee. The Borrowers agree to pay to the Lender a fee in conjunction with each advance under the Acquisition Loan. The Acquisition Loan fee will be one half of one percent (.50%) per annum of the amount of each Acquisition Note and shall be payable on the date of each advance under the Acquisition Loan. THE BORROWERS ACKNOWLEDGE AND AGREE THAT THE ACQUISITION LOAN FEE IS PAID IN CONSIDERATION OF THE LENDER'S PROCESSING OF THE BORROWERS' CREDIT APPLICATION, AND IS NOT INTENDED AS A COMMITMENT FEE FOR THE ACQUISITION LOAN FACILITY; PAYMENT OF THE ACQUISITION LOAN FEE SHALL UNDER NO CIRCUMSTANCES OBLIGATE THE LENDER TO MAKE ANY FUTURE ADVANCES OR APPROVE ANY DISCRETIONARY ACQUISITIONS UNDER THE ACQUISITION LOAN FACILITY.

     SECTION 2.8 Transactions under this Agreement Between the Borrowers and the Lender. In respect to any advance and all other matters under or in connection with this Agreement and any transactions contemplated hereby, the Borrowers authorize the Lender to accept, rely upon, act upon and comply with, any verbal or written instructions, requests, confirmations and orders of any employee or representative of the Company designated by the Borrowers in writing delivered to the Lender from time to time. The Borrowers each acknowledge that the transmission between the Borrowers and the Lender of any such instructions, requests, confirmations and orders involves the possibility of errors, omissions, mistakes and discrepancies and agrees to adopt such internal measures and operational procedures to protect its interests. By reason thereof, the Borrowers hereby assume all risk of loss and responsibility for, releases and discharges the Lender from any and all responsibility or liability for, and agrees to indemnify, reimburse on demand and hold the Lender harmless from, any and all claims, actions, damages, losses, liability and expenses by reason of, arising out of or in any way connected with or related to, (i) the Lender's acceptance, reliance and actions upon, compliance with or observation of any such instructions, requests, confirmations or orders, and (ii) any such errors, omissions, mistakes and discrepancies, except those caused by the Lender's gross negligence or willful misconduct.

     SECTION 2.9 Account Statements. Any and all periodic or other statements or reconciliations, and the information contained in those statements or reconciliations, of the Revolving Loan Account shall be presumed conclusively to be correct and shall constitute an account stated between the Lender and the Borrowers unless the Lender receives specific written objection thereto from the Borrowers within thirty (30) Banking Days after such statement or reconciliation shall have been sent by the Lender.

     SECTION 2.10 Overdraft Advances. If, after the close of business on any Banking Day, any banking account of either Borrower with the Lender is determined by the Lender to have an Overdraft, the Lender, in its sole discretion on each and any such occasion may (and is hereby irrevocably authorized by the Borrowers to), but is not obligated to, make an advance under the

Revolving Loan to the Borrowers in a principal amount equal to any such Overdraft as of the close of business on such Banking Day. All Overdrafts shall be secured by the Collateral.

III. COLLATERAL

     As security for the payment of all of the Obligations, each Borrower hereby assigns, grants and conveys to the Lender and agrees that the Lender shall have a perfected, continuing security interest in all of the Collateral. Each Borrower further agrees that the Lender shall have in respect the Collateral all of the rights and remedies of a secured party under the Virginia Uniform Commercial Code and under other applicable Laws and Security Documents, as well as those provided in this Agreement. Each Borrower covenants and agrees to execute and deliver such financing statements and other instruments and filings as are necessary in the opinion of the Lender to perfect such security interest. Notwithstanding the fact that the proceeds of the Collateral constitute a part of the Collateral, neither Borrower may dispose of the Collateral, or any part thereof, other than in the ordinary course of its business or as otherwise may be permitted by this Agreement.

IV.  UNCONDITIONAL OBLIGATIONS

     The payment and performance by the Borrowers of the Obligations shall be absolute and unconditional, irrespective of any defense or any rights of set-off, recoupment or counterclaim they might otherwise have against the Lender and the Borrowers shall pay absolutely net all of the Obligations, free of any deductions and without abatement, diminution or set-off; and until payment in full of all of the Obligations, the Borrowers: (a) will not suspend or discontinue any payments provided for in the Notes; (b) will perform and observe all of their other agreements contained in this Agreement, including (without limitation) all payments required to be made to the Lender; and (c) will not terminate or attempt to terminate this Agreement for any cause.

V.   REPRESENTATIONS AND WARRANTIES

     To induce the Lender to make the Loans, each Borrower represents and warrants to the Lender and, unless the Lender is notified by either Borrower of a change or changes effecting such representations and warranties, shall be deemed to represent and warrant to the Lender at the time each request for an advance under the Loans is submitted and again at the time any advance is made under the Loans that:

     SECTION 5.1 Subsidiaries. Geomet is the Company's only Subsidiary.

     SECTION 5.2 Good Standing. The Company and each of its Subsidiaries (a) is a corporation duly organized, existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power to own its property and to carry on its business as now being conducted, and (c) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary.

     SECTION 5.3 Power and Authority. The Company and each of its Subsidiaries has full power and authority to execute and deliver this Agreement and each of the other Financing Documents executed and delivered by it, to make the borrowing hereunder, and to incur the Obligations, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of stockholders or of any public authority is required as a condition to the validity or enforceability of this Agreement or any of the other Financing Documents executed and delivered by the Borrowers.

     SECTION 5.4 Binding Agreements. This Agreement and each of the other Financing Documents executed and delivered by the Borrowers have been properly executed by each Borrower, constitute valid and legally binding obligations of the Borrowers, and are fully enforceable against the Borrowers in accordance with their respective terms.

     SECTION 5.5 Litigation. There are no proceedings pending or, so far as either Borrower knows, threatened before any court or administrative agency which will materially adversely affect the financial condition or operations of the Company or any Subsidiary, or the authority of either Borrower to enter into this Agreement or any of the other Financing Documents executed and delivered by the Borrowers.

     SECTION 5.6 No Conflicting Agreements. There is (a) no charter, by-law or preference stock provision of either Borrower and no provision of any existing mortgage, indenture, contract or agreement binding on either Borrower or affecting its property, and (b) to the knowledge of each Borrower, no provision of law or order of court binding upon the Borrowers, which would conflict with or in any way prevent the execution, delivery, or performance of the terms of this Agreement or of any of the other Financing Documents executed and delivered by the Borrowers, or which would be violated as a result of such execution, delivery or performance.

     SECTION 5.7 Financial Condition. The financial statements of the Company dated June 30, 1996 are complete and correct and, in the opinion of the Company, fairly present the current financial condition of the Company and have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved. There are no material liabilities, direct or indirect, fixed or contingent, of either Borrower as of the date of such financial statements which are not reflected therein or in the notes thereto. There has been no adverse change in the financial condition or operations of either Borrower since the date of such financial statements (and to each Borrower's knowledge, no such adverse change is pending or threatened), and the Borrowers have not guaranteed the obligations of, or made any investments in or advances to, any company, individual or other entity except as disclosed in such financial statements.

     SECTION 5.8 Taxes. Each Borrower has filed or has caused to have been filed all federal, state and local tax returns which, to the knowledge of the Borrowers, are required to be filed, and has paid or caused to have been paid all taxes as shown on such returns or on any assessment received by it, to the extent that such taxes have become due, unless and to the extent only that such taxes, assessments and governmental charges are currently contested in good faith and by appropriate proceedings by the Borrowers and adequate reserves therefor have been established as required under generally accepted accounting principles.

     SECTION 5.10 Compliance With Law. Neither Borrower is in violation of any law, ordinance, governmental rule or regulation to which it is subject and the violation of which would have a material adverse effect on the conduct of its business, and each Borrower has obtained any and all licenses, permits, franchises or other governmental authorizations necessary for the ownership of its properties and the conduct of its business.

     SECTION 5.11 Place(s) of Business and Location of Collateral. The Borrowers warrant that the address of each Borrower's chief executive office is as specified in EXHIBIT C attached hereto and made a part hereof and that the address of each other place of business of the Borrowers, if any, is as disclosed to the Lender in EXHIBIT C. The Collateral and all books and records pertaining to the Collateral are and will be located at the address indicated on EXHIBIT C. Each Borrower will immediately advise the Lender in writing of the opening of any new place of business or the closing of any of its existing places of business, and of any change in the location of the places where the Collateral, or any part thereof, or the books and records concerning the Collateral, or any part thereof, are kept. The proper and only places to file financing statements with respect to the Collateral within the meaning of the Uniform Commercial Code are the Circuit Court for Fairfax County and the State Corporation Commission. A copy of a fully executed financing statement shall be sufficient to satisfy for all purposes the requirements of a financing statement as set forth in Article 9 of the Virginia Uniform Commercial Code.

     SECTION 5.12 Title to Properties. Each Borrower has good and marketable title to all of its properties, including the Collateral, and the Collateral is free and clear of mortgages, pledges, liens, charges and other encumbrances other than the Permitted Liens.

     SECTION 5.13 Margin Stock. None of the proceeds of the Loans will be used, directly or indirectly, by the Company or any Subsidiary for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry, any "margin security" within the meaning of Regulation G (12 CFR Part 207), or "margin stock" within the meaning of Regulation U (12 CFR Part 221), of the Board of Governors of the Federal Reserve System (herein called "margin security" and "margin stock") or for any other purpose which might make the transactions contemplated herein a "purpose credit" within the meaning of said Regulation G or Regulation U, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934 or the Small Business Investment Act of 1958, as amended, or any rules or regulations promulgated under any of such statutes.

     SECTION  5.14  ERISA.  With  respect  to any  "pension  plan" as defined in
Section 3(2) of ERISA, which plan is now or previously has been maintained or contributed to by either Borrower and/or by any Commonly Controlled Entity: (a) no "accumulated funding deficiency" as defined in Code ss.412 or ERISA ss.302 has occurred, whether or not that accumulated funding deficiency has been waived; (b) no "reportable event" as defined in ERISA ss.4043 has occurred;
(c) no termination of any plan subject to Title IV of ERISA has occurred; (d) neither any Borrower nor any Commonly Controlled Entity has incurred a "complete withdrawal" within the meaning of ERISA ss.4203 from any multiemployer plan; (e) neither any Borrower nor any Commonly Controlled Entity has incurred a "partial withdrawal" within the meaning of ERISA ss.4205 with respect to any multiemployer plan; (f) no multiemployer plan to which any Borrower or any Commonly Controlled Entity has an obligation to contribute is in "reorganization" within the meaning of ERISA ss.4241 nor has notice been received by any Borrower or any Commonly Controlled Entity that such a multiemployer plan will be placed in "reorganization".

     SECTION 5.15 Governmental Consent. Neither the nature of any Borrower or of its business or properties, nor any relationship between any Borrower and any other entity or person, nor any circumstance in connection with the making of the Loans, or the offer, issue, sale or delivery of the Notes is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority, on the part of any Borrower, as a condition to the execution and delivery of this Agreement or any of the other Financing Documents, the borrowing of the principal amounts of the Loans or the offer, issue, sale or delivery of the Notes.

     SECTION 5.16 Inventory. With respect to all Inventory of each Borrower, as reflected on the books and records of each Borrower, (a) such Inventory is of good and merchantable quality, free from defects, and (b) such Inventory is not stored with a bailee, warehouseman or similar party, and such Inventory is located at the places of business indicated on EXHIBIT C.

     SECTION 5.17 Full Disclosure.  The financial statements referred to in this
Part V do not, nor does this Agreement, nor do any written statements furnished by the Borrowers to the Lender in connection with the making of the Loans, contain any untrue statement of fact or omit a fact necessary to make the statements contained therein or herein not misleading. There is no fact which the Borrowers have not disclosed to the Lender in writing which materially adversely affects or, will or could prove to materially adversely affect the properties, business, prospects, profits or condition (financial or otherwise) of the Borrowers or the ability of either Borrower to perform this Agreement.

     SECTION  5.18  Presence  of  Hazardous  Materials  or  Hazardous  Materials
Contamination. To the best of each Borrower's knowledge, (a) no Hazardous Materials are located on any real property owned, controlled or operated by of either Borrower or for which either Borrower is responsible, other than reasonable quantities of Hazardous Materials stored or kept by either Borrower in the ordinary course of its current line of business, which Hazardous Materials are at all times stored, used and disposed in accordance with applicable Laws; and (b) no property owned, controlled or operated by either Borrower has ever been used as a manufacturing, storage, or dump site for Hazardous Materials nor is affected by Hazardous Materials Contamination at any other property.

     SECTION 5.19 Intellectual Property. Each Borrower owns or possesses rights to use all of the patents, trademarks, service marks, trade names, copyrights and licenses and all rights with respect thereto necessary for the present and planned future operation of its business, without any known conflict with the rights of any other Person.

     SECTION 5.20 Business Names and Addresses. In the five (5) years preceding the date hereof, neither Borrower has conducted business under any name other than its current name nor conducted its business in any jurisdiction other than those disclosed on EXHIBIT C attached hereto.

     SECTION 5.21 No Default. There is no Event of Default (as hereinafter defined) and no event has occurred and no condition exists which with the giving of notice or the passage of time would constitute an Event of Default. Neither Borrower is in default under the terms of any other agreement or instrument to which it may be a party or by which the Collateral or any of its properties may be bound or subject.

     SECTION 5.22 Compliance with Eligibility Standards. Unless the Lender is advised by the Borrowers in writing to the contrary, each Account described in any schedule, certificate, record and data furnished to the Lender for purposes of calculating the Borrowing Base will at all times meet and comply with the Eligibility Standards.

     SECTION 5.23 Accounts. With respect to all Accounts and to the best of each Borrower's knowledge (a) they are genuine, and in all respects what they purport to be, and are not evidenced by a judgment, an instrument, or chattel paper (unless such judgment has been assigned and such instrument or chattel paper has been endorsed and delivered to the Lender); (b) they represent undisputed, bona fide transactions completed in accordance with the terms and provisions contained in the invoices and purchase orders relating thereto; (c) the goods sold (or services rendered) which resulted in the creation of the Accounts have been delivered or rendered to and accepted by the account debtor; (d) the amounts shown on each Borrower's books and records, with respect thereto are actually and absolutely owing to each Borrower and are not contingent for any reason; (e) no payments have been or shall be made thereon except payments turned over to the Lender by either Borrower; (f) there are no set-offs, counterclaims or disputes known by either Borrower or asserted with respect thereto, and neither Borrower has made any agreement with any account debtor thereof for any deduction or discount of the sum payable thereunder except regular discounts allowed by each Borrower in the ordinary course of its business for prompt payment; (g) there are no facts, events or occurrences known to either Borrower which in any way impair the validity or enforcement thereof or tend to reduce the amount payable thereunder; (h) all account debtors thereof, to the best of each Borrower's knowledge, have the capacity to contract; (i) the goods sold or transferred or the services furnished giving rise thereto are not subject to any liens except the security interest granted to the Lender by this Agreement; (j) the Borrowers have no knowledge of any fact or circumstance which would impair the validity or collectibility thereof; and
(k) there are no proceedings or actions known to either Borrower which are threatened or pending against any account debtor which might result in any material adverse change in its financial condition.

     SECTION 5.24 Government Receivables. In addition to the representations set forth in Section 5.23 above, with respect to all Government Receivables to the best of either Borrower's knowledge, (a) there has been no default or cancellation with respect thereto, (b) they are not dependent on any future appropriation, (c) the assignment of all sums due thereunder will not violate any Laws and is permissible under said Government Contract, (d) each Borrower has the right to assign all monies due thereunder; and (e) any prior assignments with respect thereto have been terminated.

     SECTION 5.25 Claims and Investigations. There exist no pending or threatened claims, investigations (whether formal or informal), litigation, disputes, protests or other controversies involving any Borrower or any Affiliate pertaining to or arising out of any Government Contract which, if adversely determined, would have a material adverse effect on the business, assets, operations or condition, financial or otherwise, of any Borrower or any Affiliate. Neither any Borrower nor any Affiliate has filed nor has any basis for filing any claims or demands for payment against the United States or any other party arising out of or in connection with any Government Contract, other than progress billings, public vouchers, and invoices submitted in the ordinary course of business.

VI.  CONDITIONS OF LENDING

     The making of the Loans and any advance thereunder is subject to the following conditions precedent:

     SECTION 6.1 Opinion of Counsel for the Borrowers. On the date hereof, the Lender shall receive the favorable written opinion of counsel for the Borrowers satisfactory in all respects to the Lender.

     SECTION 6.2 Approval of Counsel for the Lender. All legal matters incident to the Loans and all documents necessary in the opinion of the Lender to make the Loans shall be satisfactory in all material respects to counsel for the Lender.

     SECTION 6.3 Supporting Documents. The Lender shall receive on the date hereof: (a) a certificate of the Secretary of each Borrower, in a form acceptable to the Lender in all respects, dated as of the date hereof and certifying (i) that attached thereto is a true, complete and correct copy of resolutions adopted by the Board of Directors of each Borrower authorizing the execution and delivery of this Agreement, the Notes and the other Financing Documents, and the Obligations, and (ii) as to the incumbency and specimen signature of each officer of each Borrower executing this Agreement, the Notes and the other Financing Documents, and a certification by the President or any Vice President of each Borrower as to the incumbency and signature of the Secretary of such Borrower; (b) such other documents as the Lender may reasonably require the Borrowers to execute, in form and substance acceptable to the Lender; and (c) such additional information, instruments, opinions, documents, certificates and reports as the Lender may reasonably deem necessary.

     SECTION 6.4 Financing Documents. All of the Financing Documents required by the Lender shall be executed, delivered and, if deemed necessary by the Lender, recorded, all at the sole expense of the Borrowers.

     SECTION 6.5 Insurance. The Borrowers shall have satisfied the Lender that any and all insurance required by this Agreement is in effect as of the date of this Agreement, and that, to the extent required by the Financing Documents, the Lender has been named as an insured lienholder.

     SECTION 6.6 Security Documents. In order to perfect the lien and security interest created by this Agreement, the Borrowers shall have executed and delivered to the Lender all financing statements and Security Documents (in form and substance acceptable to the Lender in its sole discretion) deemed necessary by the Lender, in a sufficient number of counterparts for recordation, and, at the Borrowers' sole expense, shall record all such financing statements and Security Documents, or cause them to be recorded, in all public offices deemed necessary by the Lender.

     SECTION 6.7 Termination Statements. The Lender shall have received from creditors of each Borrower all termination statements covering the Collateral required by the Lender. The termination statements shall be fully and properly executed, in recordable form and sufficient, in the opinion of counsel for the Lender, to terminate the interests of other creditors of each Borrower in the Collateral.

     SECTION 6.8 Compliance. At the time of the making of each advance hereunder
(a) the Company and each Subsidiary shall have complied and shall then be in compliance with all the terms, covenants and conditions of this Agreement which are binding upon it, (b) there shall exist no Event of Default and no event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, (c) the representations and warranties contained in Part V shall be true with the same effect as though such representations and warranties had been made at the time of the making of the advance.

VII. AFFIRMATIVE COVENANTS OF BORROWERS

     Until payment in full and the performance of all of the Obligations hereunder, the Borrowers shall:

     SECTION 7.1 Financial Statements. Furnish to the Lender:

          (a) Annual Statements and Certificates. As soon as available but in no event more than one hundred twenty (120) days after the close of each of the Company's fiscal years, a copy of the consolidated financial statement relating to the Company and its Subsidiaries in reasonable detail satisfactory to the Lender, prepared in accordance with GAAP and certified by an independent certified public accountant satisfactory to the Lender in its reasonable discretion, which financial statement shall include a balance sheet as at the end of such fiscal year, profit and loss statement and a statement of changes in financial condition, and which financial statement shall be accompanied by a certificate of the principal financial officer of the Company setting forth the calculation of all financial covenants under this Agreement and stating whether any event has occurred which constitutes an Event of Default or which would constitute an Event of Default with the giving of notice or the lapse of time or both, and, if so, stating the facts with respect thereto.

          (b) Quarterly Statements and Certificates. As soon as available but in no event more than sixty (60) days after the close of each of the Company's fiscal quarters, (i) consolidated balance sheets of the Company and its Subsidiaries as at the close of such period and consolidated income and expense statements for such period, certified by the principal financial officer of the Company and accompanied by a certificate of that officer setting forth the calculation of all financial covenants under this Agreement and stating whether any event has occurred which constitutes an Event of Default or which would constitute an Event of Default with the giving of notice or the lapse of time or both, and, if so, stating the facts with respect thereto, and (ii) a backlog report and list of any Government Contract having a value in excess of $500,000.

          (c) Monthly reports. Within twenty five (25) days after the end of each month deliver reports to the Lender which shall include, in such detail as the Lender may reasonably request, data for the preceding month with respect to aged Accounts.

          (d) Borrowing Base Reports. Within twenty five (25) days after the end of each month the Company shall deliver to the Lender a fully completed certificate (each a "Borrowing Base Certificate" and collectively, the "Borrowing Base Certificates") as of such date in the form of EXHIBIT E attached hereto. Each Borrowing Base Certificate shall be effective only as accepted by the Lender (and with such revision, if any, as the Lender may require as a condition to such acceptance), such acceptance to be presumed unless the Lender otherwise notifies the Company within five (5) Banking Days after receipt of such Borrowing Base Certificate.

          (e) Additional Reports and Information. With reasonable promptness, such additional information, reports or statements as the Lender may from time to time reasonably request.

     SECTION 7.2 Financial Covenants.

          (a) Debt Service Coverage. Maintain a Debt Service Coverage of not less than 1.20 to 1.0 as of the last day of each fiscal quarter, based on the four (4) quarter period ending on such date.

          (b) Funded Debt to EBITDA. Maintain a ratio of Funded Debt to EBITDA greater than the following amounts at the following times, based on the four (4) quarter period ending on such date:

          Funded Debt/EBITDA               Fiscal Year Ending
          ------------------               ------------------
              3.50 to 1.0                        1997;
              3.50 to 1.0                        1998;
              3.00 to 1.0                        1999;
              2.75 to 1.0                        2000;
              2.50 to 1.0                        2001 at all times thereafter.

          (c) Current Ratio. Maintain a Current Ratio of not less than 1.20 to 1.0.

          (d) Liabilities to Tangible Net Worth. Maintain a ratio of liabilities (defined in accordance with GAAP) to Tangible Net Worth not greater than the following amounts at the following times:

          Liabilities/Tangible Net Worth           Fiscal Year Ending
          ------------------------------           ------------------
                   3.50 to 1.00                           1997;
                   3.50 to 1.00                           1998;
                   3.00 to 1.00                           1999 and thereafter.

     SECTION 7.3 Taxes and Claims. Pay and discharge and cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or any of its income or properties prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any of its properties; provided, however, the Company and the Subsidiaries shall not be required to pay any such tax, assessment, charge, levy or claim, the payment of which is being contested in good faith and by proper proceedings.

     SECTION 7.4 Corporate Existence. Maintain, and cause each of its Subsidiaries to maintain, its corporate existence in good standing in the jurisdiction in which it is incorporated and in each jurisdiction where it is required to register or qualify to do business.

     SECTION 7.5 Compliance with Laws. Comply, and cause each of its Subsidiaries to comply, with all applicable federal, state and local laws, rules and regulations to which it is subject and the violation of which would have a material adverse effect on the conduct of its business.

     SECTION 7.6 Governmental Regulation. Promptly notify the Lender in the event that the Company or any Subsidiary receives any notice, claim or demand from any governmental agency which alleges that the Company or any Subsidiary is in violation of any of the terms of, or has failed to comply with any applicable order issued pursuant to any federal or state statute regulating its operation and business, including, but not limited to, the Occupational Safety and Health Act and the Environmental Protection Act which could materially affect the financial condition or operation of the Company or its Subsidiaries.

     SECTION 7.7 Litigation. Give prompt notice in writing, with a full description to the Lender, of all litigation and of all proceedings before any court or any governmental or regulatory agency affecting the Company or any Subsidiary which, if adversely decided, would materially affect the conduct of the Company's or such Subsidiary's business, the financial condition of the Company or such Subsidiary, or in any manner affect the Collateral.

     SECTION 7.8 Use of Proceeds. Use the proceeds of the Loans for the purpose or purposes set forth in Recital A above and, without the prior written consent of the Lender, for no other purpose or purposes.

     SECTION 7.9 Maintenance of Properties. Keep, and cause the Subsidiaries to keep and maintain, its properties, whether owned in fee or otherwise, or leased, in good operating condition; make and, cause the Subsidiaries to make, all proper repairs, renewals, replacements, additions and improvements thereto needed to maintain such properties in good operating condition; comply, and cause the Subsidiaries to comply, with the provisions of all leases to which it is party or under which it occupies property so as to prevent any loss or forfeiture thereof or thereunder; and comply, or cause the Subsidiaries to comply, with all laws, rules, regulations and orders applicable to its properties or business or any part thereof.

     SECTION 7.10 Other Liens, Security Interests, etc. Keep its properties and assets, including, without limitation, the Collateral, free from all liens, security interests and claims of every kind and nature, other than the security interest granted to the Lender pursuant to this Agreement and the Permitted Liens.

     SECTION 7.11 Books and Records. (a) Keep and maintain and cause the Subsidiaries to keep and maintain accurate books and records, (b) make and cause the Subsidiaries to make entries on such books and records in form satisfactory to the Lender disclosing the Lender's assignment of, and security interest in and lien on, the Collateral and all collections received by the Company or any of the Subsidiaries on its Accounts, (c) furnish and cause the Subsidiaries to furnish to the Lender promptly upon request such information, reports, contracts, invoices, lists of purchases of Inventory (showing names, addresses and amount owing) and other data concerning account debtors and the Company's and Subsidiaries' Accounts and Inventory and all contracts and collection(s) relating thereto as the Lender may from time to time specify, (d) unless the Lender shall otherwise consent in writing, keep and maintain and cause the Subsidiaries to keep and maintain all such books and records mentioned in (a) above only at the addresses listed in EXHIBIT C, and
(e) permit and cause the Subsidiaries to permit any Person designated by the Lender to enter the premises of the Company and the Subsidiaries and examine, audit and inspect the books and records at any reasonable time and from time to time without notice, at the Borrowers' expense.

     SECTION 7.12 Business Names. Immediately notify and cause each of the Subsidiaries to notify the Lender of any change in the name under which it conducts its business.

     SECTION 7.13 ERISA. Maintain at all times such bonding as is required by ERISA. As soon as practicable and in any event within 15 days after it knows or has reason to know that, with respect to any plan, a "reportable event" has occurred, the Borrowers will deliver to the Lender a certificate signed by its chief financial officer setting forth the details of such "reportable event". Each Borrower shall agrees that with respect to any pension plan which any Borrower and/or any Commonly Controlled Entity maintains or contributes to, either now or in the future, that: (a) such bonding as is required under ERISA will be maintained; (b) as soon as practicable and in any event within 15 days after either Borrower or any Commonly Controlled Entity knows or has reason to know that a "reportable event" has occurred or is likely to occur, the Borrowers will deliver to the Lender a certificate signed by its chief financial officer setting forth the details of such "reportable event"; (c) within 15 days after notice is received by either Borrower or any Commonly Controlled Entity that any multiemployer plan has been or will be placed in "reorganization" within the meaning of ERISA ss.4241, the Borrowers will notify the Lender to that effect; and (d) upon the Lender's request, the Borrowers will deliver to the Lender a copy of the most recent actuarial report, financial statements and annual report completed with respect to any "defined benefit plan", as defined in ERISA ss.3(35).

     SECTION 7.14 Management. Promptly notify the Lender of any contemplated changes in its Senior Management subsequent to the date hereof.

     SECTION 7.15 Banking Relationship. Maintain the Lender as its principal depository.

     SECTION 7.16 Notification of Events of Default and Adverse Developments. The Borrowers will promptly notify the Lender upon obtaining knowledge of the occurrence of:

          (a)  any Event of Default;

          (b)  any Default;

          (c) any event, development or circumstance whereby the financial statements furnished hereunder fail in any material respect to present fairly, in accordance with GAAP, the financial condition and operational results of the Company or its Subsidiaries;

          (d) any default under any Government Contract or any event which if not corrected could give rise to a default under any Government Contract or a termination for convenience;

          (e) any judicial, administrative or arbitral proceeding pending against the Company or any of its Subsidiaries and any judicial or administrative proceeding known by the Company to be threatened against it or any of its Subsidiaries which, if adversely decided, could materially adversely affect its financial condition or operations (present or prospective); and

          (f) any other development in the business or affairs of the Company and any of its Subsidiaries which may be materially adverse;

in each case describing in detail satisfactory to the Lender the nature thereof and, in the case of notification under clauses (i) and (ii), the action the Borrowers propose to take with respect thereto.

     SECTION 7.17 Insurance Generally. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible insurance companies on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity; maintain general public liability insurance against claims for personal injury, death or property damage in such amounts as are satisfactory to the Lender and workmen's compensation insurance in statutory amounts with such companies as are licensed to do business in the state requiring the same; file, and cause each of its Subsidiaries to file, with the Lender, upon its request, a detailed list of the insurance then in effect and stating the names of the insurance companies, the amounts and rates of the insurance, dates of the expiration thereof and the properties and risks covered thereby; and, within thirty (30) days after notice in writing from the Lender, obtain, and cause each of its Subsidiaries to obtain, such additional insurance as the Lender may reasonably request.

     SECTION 7.18 Insurance With Respect to Equipment and Inventory. In addition to and not by way of limitation of Section 7.17 above, maintain and cause each of its Subsidiaries to maintain hazard insurance with fire and extended coverage and with loss payable to the Lender as its interest may appear on the Equipment and Inventory in an amount at least equal to the lesser amount of the outstanding principal amount of the Note or the fair market value of the Equipment and Inventory (but in any event sufficient to avoid any co-insurance obligations) and with a specific endorsement to each such insurance policy pursuant to which the insurer agrees to give the Lender at least thirty (30) days written notice before any alteration or cancellation of such insurance policy and that no act or default of either Borrower shall affect the right of the Lender to recover under such policy in the event of loss or damage; file, and cause each of its Subsidiaries to file, with the Lender, upon its request, a detailed list of the insurance then in effect and stating the names of the insurance companies, the amounts and rates of the insurance, dates of the expiration thereof and the properties and risks covered thereby; and, within thirty (30) days after notice in writing from the Lender, obtain, and cause each of its Subsidiaries to obtain, such additional insurance as the Lender may reasonably request.

     SECTION 7.19 Maintenance of the Collateral. Not permit anything to be done to the Collateral which may impair the value thereof. The Lender, or an agent designated by the Lender, shall be permitted to enter the premises of the Company, and the Subsidiaries, and examine, audit and inspect the Collateral at any reasonable time and from time to time without notice. The Lender shall not have any duty to, and each Borrower hereby releases the Lender from all claims of loss or damage caused by the delay or failure to collect or enforce any of the Accounts or to, preserve any rights against any other party with an interest in the Collateral.

     SECTION 7.20 Inventory. With respect to the Inventory, the Company and the Subsidiaries shall: (a) as soon as possible upon demand by the Lender, execute and deliver to the Lender designations of Inventory specifying the Company's and the Subsidiaries' cost of Inventory, the retail price thereof, and such other matters and information relating to the Inventory as the Lender may reasonably request, (b) keep correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, the Company's and the Subsidiaries' cost therefor and the selling price thereof, all of which records shall be available to the officers, employees or agents of the Lender upon demand for inspection and copying thereof, (c) not store any of its Inventory with a bailee, warehouseman or similar person without the Lender's prior written consent; provided, however, in the event the Lender does consent to such storage, the Company and the Subsidiaries shall cause any such bailee, warehouseman or similar person to issue and deliver to the Lender, in a form acceptable to the Lender, warehouse receipts in the name of the Lender evidencing the storage of Inventory, (d) permit the Lender and its agents or representatives to inspect and examine the Inventory at any time or times hereafter during the Company's and Subsidiaries' usual business hours, and to check and test the same as to quality, quantity, value and condition, and (e) acquire and maintain all Inventory free from all liens, except the security interest granted to the Lender pursuant to this Agreement and the Permitted Liens.

     SECTION 7.21 Other Liens, Security Interests, etc. Keep the Collateral free from all liens, security interests and claims of every kind and nature, other than the security interest granted to the Lender pursuant to this Agreement and the Permitted Liens.

     SECTION 7.22 Defense of Title and Further Assurances. At its expense defend the title to the Collateral (or any part thereof), and promptly upon request execute, acknowledge and deliver any financing statement, renewal, affidavit, deed, assignment, continuation statement, security agreement, certificate or other document the Lender may require in order to perfect, preserve, maintain, protect, continue and/or extend the lien or security interest granted to the Lender under this Agreement and its priority. The Borrowers shall pay to the Lender on demand all taxes, costs and expenses incurred by the Lender in connection with the preparation, execution, recording and filing of any such document or instrument.

     SECTION 7.23 Subsequent Opinion of Counsel as to Recording Requirements. Provide to the Lender a subsequent opinion of counsel as to the filing, recording and other requirements with which the Company and the Subsidiaries have has complied to maintain the lien and security interest in favor of the Lender in the Collateral in the event that the Company or any Subsidiary shall transfer its principal place of business or the office where it keeps its records pertaining to the Accounts.

     SECTION 7.24 Assignments of Accounts. Promptly, upon request, execute and deliver to the Lender written assignments, in form and content acceptable to the Lender, of specific Accounts or groups of Accounts; provided, however, the lien and/or security interest granted to the Lender under this Agreement shall not be limited in any way to or by the inclusion or exclusion of Accounts within such assignments. Such Accounts shall secure payment of the Obligations and are not sold to the Lender whether or not any assignment thereof, which is separate from this Agreement, is in form absolute.

     SECTION 7.25 Notice of Returned Goods, etc. Promptly notify and cause the Subsidiaries to promptly notify the Lender of the return, rejection or repossession of any goods sold or delivered in respect of any Accounts, and of any claims made in regard thereto. Whenever either Borrower obtains possession (by return, rejection, repossession or otherwise) of any goods, the sale or lease of which gave rise to an Account, the Borrowers will (unless the Lender shall otherwise consent in writing) physically segregate such goods from the Borrowers' other property, and label and hold such goods as trustee for the Lender for such disposition as the Lender may direct.

     SECTION 7.26 Collections. Until such time as the Lender shall notify the Company and each of the Subsidiaries of the revocation of such privilege, the Company and each of the Subsidiaries (a) shall at its own expense have the privilege for the account of and in trust for the Lender of collecting its Accounts and receiving in respect thereto all items of payment and shall otherwise completely service all of the Accounts including (i) the billing, posting and maintaining of complete records applicable thereto, and (ii) the taking of such action with respect to such Accounts as the Lender may request or in the absence of such request, as the Company and each of the Subsidiaries may deem advisable; and (b) may grant, in the ordinary course of business, to any account debtor, any rebate, refund or adjustment to which the account debtor may be lawfully entitled, and may accept, in connection therewith, the return of goods, the sale or lease of which shall have given rise to an Account. The Lender may, at its option, at any time or from time to time after default hereunder, revoke the collection privilege given to the Company and each of the Subsidiaries herein by either giving notice of its assignment of, and lien on the Collateral to the account debtors or giving notice of such revocation to the Company and each of the Subsidiaries.

     SECTION 7.27 Notice to Account Debtors and Escrow Account. In the event (a) an Event of Default exists, (b) an event has occurred or condition exists which, with the giving of notice or the lapse of time will constitute an Event of Default, or (c) demand has been made for any or all of the Obligations. Promptly upon the request of the Lender in such form and at such times as specified by the Lender, give notice of the Lender's lien on the Accounts to the account debtors requiring the account debtors to make payments thereon directly to the Lender.

     SECTION 7.28 Government Accounts. Promptly notify the Lender if any of the Accounts arise out of Government Contracts and execute any instruments and take any steps required by the Lender in order that all moneys due and to become due under such contracts with potential values in excess of $500,000 shall be assigned to the Lender and notice thereof given to the government under the Federal Assignment of Claims Act or any other applicable law. In addition, the Lender may, without notice to the Borrowers, discuss the status of any Government Contract with the contracting officer responsible for such contract, and the Borrowers will cooperate with the Lender and its agents in connection with such discussions.

     SECTION 7.29 Hazardous  Materials;  Contamination.  Each Borrower agrees to
(a) give notice to the Lender immediately upon either Borrower's acquiring knowledge of the presence of any Hazardous Materials Contamination on any property owned or leased by either Borrower or for which either Borrower is responsible, with a full description thereof; (b) comply at all times with any Laws governing the handling, requiring the removal, treatment or disposal of Hazardous Materials or Hazardous Materials Contamination and provide the Lender with satisfactory evidence of such compliance; (c) in the event of any Hazardous Materials Contamination, provide the Lender, within thirty (30) days after a demand by the Lender, with a bond, letter of credit or similar financial assurance evidencing to the Lender's satisfaction that the necessary funds are available to pay the cost of removing, treating, and disposing of such Hazardous Materials Contamination and discharging any Lien which may be established as a result thereof on any property owned or controlled by either Borrower or for which either Borrower is responsible; and (d) defend, indemnify and hold harmless the Lender and its agents, employees, trustees, successors and assigns from any and all claims which may now or in the future (whether before or after the termination of this Agreement) be asserted as a result of the presence of any Hazardous Materials on any property owned or controlled by either Borrower for which either Borrower is responsible for any Hazardous Materials Contamination.

VIII. NEGATIVE COVENANTS OF BORROWERS

     Until payment in full and the performance of all of the Obligations, without the prior written consent of the Lender, the Company will not and will neither cause nor permit any of its Subsidiaries to, directly or indirectly:

     SECTION 8.1 Borrowings. Create, incur, assume or suffer to exist any Indebtedness for Borrowed Money, except (a) borrowings in existence on the date hereof and reflected on the financial statements which the Borrowers furnished to the Lender in writing prior to the date hereof, and (b) borrowings secured by Permitted Liens.

     SECTION 8.2 Mortgages and Pledges. Create, incur, assume or suffer to exist any Lien on any of its property or assets, whether now owned or hereafter acquired, except for Permitted Liens.

     SECTION 8.3 Method of Accounting. Change the method of accounting employed in the preparation of the financial statements furnished prior to the date of this Agreement to the Lender pursuant to Part V of this Agreement, unless required to conform to GAAP and on the condition that the Borrowers' accountants shall furnish such information as the Lender may request to reconcile the changes with the Borrowers' prior financial statements.

     SECTION 8.4 Merger, Acquisition or Sale of Assets. Enter into any merger or consolidation or acquire all or substantially all the assets of any person, firm, partnership, joint venture or corporation, or sell, lease or otherwise dispose of any of its assets (except assets disposed of in the ordinary course of business) provided, however, that the Company may subject to the Lender's approval, which approval shall be in the Lender's sole and absolute discretion, use the proceeds of the Acquisition Loan for the purpose of financing the costs associated with the acquisition of other entities (each an "Acquisition" and collectively, the "Acquisitions"), provided, however, that each of the following conditions are, in the Lender's discretion, met (a) the acquired entity (the "Target") is a going concern; (b) the Target is in a similar line of business;
(c) the Company is the controlling corporation; (f) the portion of the Acquisition financed under the Acquisition Loan must not exceed seventy five percent (75%) of the purchase price (based on the value of all consideration paid for the Target, whether cash or otherwise, but not including stock); (g) after giving affect to the Acquisition, the Borrowers' Debt Service Coverage will be equal or greater than 1.20 to 1.00 on a pro-forma basis; (h) after giving affect to the Acquisition, the Borrowers' ratio of Funded Debt to EBITDA is less than or equal to 3.50 to 1.0; and (i) the Target is not an entity headquartered or organized outside of the United States. All Targets will be required to pledge all of their assets to secure the Loan and will be added as a co-obligors of the Loans. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN NOR COMPLIANCE WITH ANY AND ALL OF THE CONDITIONS PRECEDENT PROVIDED IN THIS AGREEMENT, NO PROVISION OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING DOCUMENTS SHALL IMPOSE UPON THE LENDER ANY OBLIGATION TO MAKE ANY ADVANCE UNDER THE ACQUISITION LOAN TO THE BORROWERS UNDER THE PROVISIONS OF THIS AGREEMENT.

     SECTION 8.5 Advances and Loans. Lend money, give credit or make advances to any person, firm, joint venture or corporation, including, without limitation, officers, directors, employees, Subsidiaries and Affiliates of the Company, other than reasonable advances for travel expenses and the like incurred by officers and employees in the ordinary course and in furtherance of the Borrowers' business.

     SECTION 8.6 Contingent Liabilities. Assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any person, firm, partnership, joint venture or corporation, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

     SECTION 8.7 Investments. Purchase or acquire the obligations or stock of, or any other or additional interest in, any person, firm, partnership, joint venture or corporation except (a) general obligations of, or obligations unconditionally guaranteed as to principal and interest by, the United States of America, (b) bonds, debentures, participation certificates or notes issued by any agency or corporation which is or may hereafter be created by Act of the Congress of the United States as an agency or instrumentality thereof, (c) Public Housing Bonds, Temporary Notes or Preliminary Loan Notes, fully secured by contracts with the United States, and (d) certificates of deposit issued by the Lender.

     SECTION 8.8 Subsidiaries. Create or acquire any Subsidiaries other than the Subsidiaries existing as of the date hereof.

     SECTION 8.9 Additional Stock. Issue any additional stock for more than ten percent (10%) of any class, except stock of an existing class issued as a stock dividend, stock options and to the Company's Employee Savings and Stock Ownership Plan (the "ESSOP") approved by the Company's shareholders.

     SECTION 8.10 Dividends and Purchase of Stock. Declare any dividend (other than a dividend payable in capital stock of the Company) on any shares of any class of its capital stock (other than preferred stock outstanding on the date hereof or issued in a face amount of less than six million dollars) or apply any of its property or assets to the purchase, redemption or other retirement of, or set apart any sum for the payment of any dividend on, or for the purchase, redemption or other retirement of, or make any other distribution by reduction of capital or otherwise in respect of, any shares of any class of capital stock of the Company (except pursuant to an ongoing program to purchase stock for contribution to the Company's existing ESSOP), or permit any Subsidiary to purchase or acquire any shares of any class of capital stock of the Company.

     SECTION 8.11 ERISA Compliance. Neither the Company nor any Commonly Controlled Entity will: (a) engage in or permit any "prohibited transaction" (as defined in ERISA); (b) cause any "accumulated funding deficiency" as defined in ERISA and/or the Internal Revenue Code; (c) terminate any pension plan in a manner which could result in the imposition of a lien on the property of the Company pursuant to ERISA; (d) terminate or consent to the termination of any Multiemployer Plan; or (e) incur a complete or partial withdrawal with respect to any Multiemployer Plan.

     SECTION 8.12 Prohibition on Hazardous Materials. The Borrowers shall not place, manufacture or store or permit to be placed, manufactured or stored any Hazardous Materials on any property owned, controlled or operated by the Borrowers or for which either Borrower is responsible, other than reasonable quantities of Hazardous Materials stored or kept by either

Borrower in the ordinary course of its current line of business, which Hazardous Materials are at all times stored, used and disposed in accordance with applicable Laws.

     SECTION 8.13 Transfer of Collateral. Transfer, or permit the transfer, to another location of any of the Collateral or the books and records related to any of the Collateral; provided, however, that the Borrowers may transfer the Collateral or the books and records related thereto to another location if (a) the Borrowers shall have provided to the Lender prior to such transfer an opinion of counsel addressed to the Lender to the effect that the Lender's perfected security interest shall not be affected by such move or if it shall be affected, setting forth the steps necessary to continue the Lender's perfected security interest together with the commencement of such steps by the Borrowers at their expense, and (b) shall have taken such steps.

     SECTION 8.14 Sale and Leaseback. Directly or indirectly enter into any arrangement to sell or transfer all or any substantial part of its fixed assets then owned by it and thereupon or within one year thereafter rent or lease the assets so sold or transferred.

     SECTION 8.15 Sale of Accounts. Sell, discount, transfer, assign or otherwise dispose of any of its Accounts, notes receivable, installment or conditional sales agreements or any other rights to receive income, revenues or moneys, however evidenced.

     SECTION 8.16 Line of Business. Enter into any lines or areas of business that would fundamentally change the business activities in which it is presently engaged.

IX.  EVENTS OF DEFAULT

     The occurrence of one or more of the following events shall be "Events of Default" under this Agreement, and the terms "Event of Default" or "Default" shall mean, whenever they are used in this Agreement, any one or more of the following events:

     SECTION 9.1 Failure to Pay. The Borrowers shall fail to (a) make any payment of principal or interest on either of the Notes within five (5) days of when due, or (b) pay any of the Obligations, within five (5) days of when and as the same shall become due and payable.

     SECTION 9.2 Breach of Representations and Warranties. Any representation or warranty made herein or in any report, certificate, opinion (including any opinion of counsel for the Borrowers), financial statement or other instrument furnished in connection with the Obligations or with the execution and delivery of any of the Financing Documents, shall prove to have been false or misleading when made in any material respect.

     SECTION 9.3 Failure to Comply with Insurance Provisions. The Borrowers shall fail to duly and promptly perform, comply with or observe the terms, covenants, conditions and agreements set forth in SECTIONS 7.17 and 7.18.

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

     SECTION 9.4 Failure to Comply with Covenants. Default shall be made by either Borrower in the due observance and performance of any covenant, condition or agreement contained in SECTIONS 7.01, 7.02 7.04 or 7.16 hereof or in Part VIII hereof.

     SECTION 9.5 Other Defaults. Default shall be made by either Borrower in the due observance or performance of any other term, covenant or agreement herein contained, which default shall remain unremedied for thirty (30) days after written notice thereof to the Borrowers by the Lender.

     SECTION 9.6 Default Under Other Financing Documents. An event of default shall occur under any of the other Financing Documents, and such event of default is not cured within any applicable grace period provided therein.

     SECTION 9.7 Receiver; Bankruptcy. The Company or any Subsidiary shall (a) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or any of its property, (b) admit in writing its inability to pay its debts as they mature, (c) make a general assignment for the benefit of creditors, (d) be adjudicated a bankrupt or insolvent, (e) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or if corporate action shall be taken by the Company or any Subsidiary for the purposes of effecting any of the foregoing, or (f) by any act indicate its consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver of or trustee for any of its property, or suffer any such receivership, trusteeship or proceeding to continue undischarged for a period of sixty (60) days.

     SECTION 9.8 Judgment. Unless adequately insured in the opinion of the Lender, the entry of a final judgment for the payment of money involving more than $150,000 against the Company or any Subsidiary and the failure by the Company or such Subsidiary to discharge the same, or cause it to be discharged, within thirty (30) days from the date of the order, decree or process under which or pursuant to which such judgment was entered, or to secure a stay of execution pending appeal of such judgment.

     SECTION 9.9 Execution; Attachment. Any execution or attachment shall be levied against the Collateral, or any part thereof, and such execution or attachment shall not be set aside, discharged or stayed within thirty (30) days after the same shall have been levied.

     SECTION 9.10 Default Under Other Borrowings. Default shall be made with respect to any evidence of indebtedness or liability for borrowed money (other than the Loans) if the effect of such default is to accelerate the maturity of such evidence of indebtedness or liability.

     SECTION 9.11 Audit Results. If the Lender concludes after examining the results of any audits of the Borrowers' books and records or the Collateral that the condition of the Borrowers is unsatisfactory based on the Lender's normal and customary underwriting practices.

     SECTION 9.12 Contract Default. If (i) a notice of debarment, notice of suspension or notice of termination for default shall have been issued under any Government Contract, (ii) either Borrower is barred or suspended from contracting with any part of any Governmental Authority, (iii) an investigation of any Governmental Authority shall have been commenced in connection with any Government Contract or either Borrower which could reasonably result in criminal or civil liability, suspension, debarment or any other adverse administrative action arising by reason of alleged fraud, willful misconduct, neglect, default or other wrongdoing, (iv) the actual termination of any Government Contract due to alleged fraud, willful misconduct, neglect, default or any other wrongdoing; or (v) a cure notice issued under any Government Contract shall remain uncured beyond (A) the expiration of the time period available to either Borrower pursuant to such Government Contract and/or such cure notice, to cure the noticed default, or (B) the date on which the other contracting party is entitled to exercise its rights and remedies under the Government Contract as a consequence of such default, which would materially affect the conduct of the Company's or such Subsidiary's business, the financial condition of the Company or such Subsidiary, or in any manner affect the Collateral.

X.   RIGHTS AND REMEDIES UPON DEFAULT

     SECTION 10.1 Demand; Acceleration. The occurrence or non-occurrence of an Event of Default under this Agreement shall in no way affect or condition the right of the Lender to demand payment at any time of any of the Obligations which are payable on demand regardless of whether or not an Event of Default has occurred. Upon the occurrence of an Event of Default, and in every such event and at any time thereafter, the Lender may declare the Obligations due and payable, without presentment, demand, protest, or any notice of any kind, all of which are hereby expressly waived, anything contained herein or in any of the other Financing Documents to the contrary notwithstanding.

     SECTION 10.2 Specific Rights With Regard to Collateral. In addition to all other rights and remedies provided hereunder or as shall exist at law or in equity from time to time, the Lender may, after the occurrence of an Event of Default, without notice to the Borrowers:

          (a) request any account debtor obligated on any of the Accounts to make payments thereon directly to the Lender, with the Lender taking control of the cash and non-cash proceeds thereof;

          (b) compromise, extend or renew any of the Collateral or deal with the same as it may deem advisable;

          (c) make exchanges, substitutions or surrenders of all or any part of the Collateral;

          (d) remove from any of the Company's or any Subsidiary's place of business all books, records, ledger sheets, correspondence, invoices and documents, relating to or evidencing any of the Collateral or without cost or expense to the Lender, make such use of the Company's or any Subsidiary's place(s) of business as may be reasonably necessary to administer, control and collect the Collateral;

          (e) repair, alter or supply goods if necessary to fulfill in whole or in part the purchase order of any account debtor;

          (f) demand, collect, receipt for and give renewals, extensions, discharges and releases of any of the Collateral;

          (g) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral;

          (h) settle, renew, extend, compromise, compound, exchange or adjust claims in respect of any of the Collateral or any legal proceedings brought in respect thereof;

          (i) endorse the name of either Borrower upon any items of payment relating to the Collateral or on any proof of claim in bankruptcy against an account debtor; and

          (j) notify the post office authorities to change the address for the delivery of mail to the Borrowers to such address or post office box as the Lender may designate and receive and open all mail addressed to the Borrowers.

     SECTION 10.3 Performance by Lender. If either Borrower shall fail to pay the Obligations or otherwise fail to perform, observe or comply with any of the material conditions, covenants, terms, stipulations or agreements contained in this Agreement or any of the other Financing Documents, the Lender without notice to or demand upon the Borrowers and without waiving or releasing any of the Obligations or any Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Borrowers, and may enter upon the premises of each Borrower for that purpose and take all such action thereon as the Lender may consider necessary or appropriate for such purpose. All sums so paid or advanced by the Lender and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred in connection therewith (the "Expense Payments") together with interest thereon from the date of payment, advance or incurring until paid in full at the rate of one percent (1%) per annum in excess of the highest fluctuating interest rate payable under any of the Notes from time to time shall be paid by the Borrowers to the Lender on demand and shall constitute and become a part of the Obligations.

     SECTION 10.4 Uniform Commercial Code and Other Remedies. Upon the occurrence of an Event of Default (and in addition to all of its rights, powers and remedies under this Agreement), the Lender shall have all of the rights and remedies of a secured party under the Virginia

Uniform Commercial Code and other applicable laws, and the Lender is authorized to offset and apply to all or any part of the Obligations all moneys, credits and other property of any nature whatsoever of either Borrower now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with, the Lender. Upon demand by the Lender, the Borrowers shall assemble the Collateral and make it available to the Lender, at a place designated by the Lender. The Lender or its agents may enter upon each Borrower's premises to take possession of the Collateral, to remove it, to render it unusable, or to sell or otherwise dispose of it.

     Any written notice of the sale, disposition or other intended action by the Lender with respect to the Collateral which is sent by regular mail, postage prepaid, to the Borrowers at the address set forth in Part XI hereof, or such other address of the Borrowers which may from time to time be shown on the Lender's records, at least ten (10) days prior to such sale, disposition or other action, shall constitute reasonable notice to the Borrowers. The Borrowers shall pay on demand all costs and expenses, including, without limitation, attorney's fees and expenses, incurred by or on behalf of the Lender in preparing for sale or other disposition, selling, managing, collecting or otherwise disposing of, the Collateral. All of such costs and expenses (the "Liquidation Costs") together with interest thereon from the date incurred until paid in full at the Default Rate, shall be paid by the Borrowers to the Lender on demand and shall constitute and become a part of the Obligations. Any proceeds of sale or other disposition of the Collateral will be applied by the Lender to the payment of the Liquidation Costs and Expense Payments, and any balance of such proceeds will be applied by the Lender to the payment of the balance of the Obligations in such order and manner of application as the Lender may from time to time in its sole discretion determine. After such application of the proceeds, any balance shall be paid to the Borrowers or to any other party entitled thereto.

XI.  MISCELLANEOUS

     SECTION 11.1 Notices. All notices, certificates or other communications hereunder shall be deemed given when delivered by hand or courier, or when mailed by certified mail, postage prepaid, return receipt requested, addressed as follows:

          if to the Lender:    NATIONSBANK, N.A.
                               8300 Greensboro Drive
                               Suite 550
                               McLean, Virginia 22103
                               Attn: Mr. Rit Amin

          if to the Borrowers: VERSAR, INC.
                               6850 Versar Center
                               Springfield, Virginia 22151
                               Attn: Larry Sinnott

     SECTION 11.2 Consents and Approvals. If any consent, approval, or authorization of any state, municipal or other governmental department, agency or authority or of any person, or any person, corporation, partnership or other entity having any interest therein, should be necessary to effectuate any sale or other disposition of the Collateral, the Borrowers agree to execute all such applications and other instruments, and to take all other action, as may be required in connection with securing any such consent, approval or authorization.

     SECTION 11.3 Remedies, etc. Cumulative. Each right, power and remedy of the Lender as provided for in this Agreement or in any of the other Financing Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Agreement or in any of the other Financing Documents or now or hereafter existing at law or in equity, by statute or otherwise, and the exercise or beginning of the exercise by the Lender of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Lender of any or all such other rights, powers or remedies. In order to entitle the Lender to exercise any remedy reserved to it herein, it shall not be necessary to give any notice, other than such notice as may be expressly required in this Agreement.

     SECTION 11.4 No Waiver of Rights by the Lender. No failure or delay by the Lender to insist upon the strict performance of any term, condition, covenant or agreement of this Agreement or of any of the other Financing Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant or agreement or of any such breach or preclude the Lender from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Agreement or under any of the other Financing Documents, the Lender shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under this Agreement or under any of the other Financing Documents, or to declare a default for failure to effect such prompt payment of any such other amount.

     SECTION 11.5 Entire Agreement. The Financing Documents shall completely and fully supersede all other agreements, both written and oral, between the Lender and the Borrowers relating to the Obligations. Neither the Lender nor the Borrowers shall hereafter have any rights under such prior agreements but shall look solely to the Financing Documents for definition and determination of all of their respective rights, liabilities and responsibilities relating to the Obligations.

     SECTION 11.6 Survival of Agreement; Successors and Assigns. All covenants, agreements, representations and warranties made by the Borrowers herein and in any certificate, in the Financing Documents and in any other instruments or documents delivered pursuant hereto shall survive the making by the Lender of the Loans and the execution and delivery of the Notes, and shall continue in full force and effect so long as any of the Obligations are outstanding and unpaid, INCLUDING, BUT NOT LIMITED TO, REPAYMENT IN FULL OF ALL OBLIGATIONS UNDER THE SARNIA DOCUMENTS. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrowers, which are contained in this Agreement shall inure to the benefit of the successors and assigns of the Lender, and all covenants, promises and agreements by or on behalf of the Lender which are contained in this Agreement shall inure to the benefit of the permitted successors and permitted assigns of the Borrowers, but this Agreement may not be assigned by the Borrowers without the prior written consent of the Lender.

     SECTION 11.7 Expenses. Each Borrower agrees to pay all out-of-pocket expenses of the Lender (including the reasonable fees and expenses of its legal counsel) in connection with the preparation of this Agreement, the recordation of all financing statements and such other instruments as may be required by the Lender at the time of, or subsequent to, the execution of this Agreement to secure the Obligations (including any and all recordation tax and other costs and taxes incident to recording), the enforcement of any provision of this Agreement and the collection of the Obligations. Each Borrower agrees to indemnify and save harmless the Lender for any liability resulting from the failure to pay any required recordation tax, transfer taxes, recording costs or any other expenses incurred by the Lender in connection with the Obligations. The provisions of this Section shall survive the execution and delivery of this Agreement and the repayment of the Obligations. Each Borrower further agrees to reimburse the Lender upon demand for all out-of-pocket expenses (including reasonable attorneys' fees and legal expenses) incurred by the Lender in enforcing any of the Obligations or any security therefor, which agreement shall survive the termination of this Agreement and the repayment of the Obligations.

     SECTION 11.8 Counterparts. This Agreement may be executed in any number of counterparts all of which together shall constitute a single instrument.

     SECTION 11.9 Governing Law. This Agreement and all of the other Financing Documents shall be governed by, and construed in accordance with the laws of the State.

     SECTION 11.10 Modifications. No modification or waiver of any provision of this Agreement or of any of the other Financing Documents, nor consent to any departure by the Borrowers therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in the same, similar or other circumstance.

     SECTION 11.11 Illegality. If fulfillment of any provision hereof or any transaction related hereto or to any of the other Financing Documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provisions herein contained other than the provisions hereof pertaining to repayment of the Obligations operates or would prospectively operate to invalidate this Agreement in whole or in part, then such clause or provision only shall be void, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect; and if such provision pertains to repayment of the Obligations, then, at the option of the Lender, all of the Obligations of the Borrowers to the Lender shall become immediately due and payable.

     SECTION 11.12 Extension of Maturity. Should the principal of or interest on the Notes become due and payable on other than a Banking Day, the maturity thereof shall be extended to the next succeeding Banking Day and in the case of principal, interest shall be payable thereon at the rate per annum specified in the Notes during such extension.

     SECTION 11.13 Gender, etc. Whenever used herein, the singular number shall include the plural, the plural the singular and the use of the masculine, feminine or neuter gender shall include all genders.

     SECTION 11.14 Headings. The headings in this Agreement are for convenience only and shall not limit or otherwise affect any of the terms hereof.

     SECTION 11.15 Waiver of Trial by Jury. The parties hereto hereby waive trial by jury in any action or proceeding to which both of them may be parties, arising out of or in any way pertaining to (a) this Agreement, (b) the Loans, Obligations, and Collateral which are the subject of this Agreement, and (c) any and all notes, guarantees, assignments or agreements of any kind relating to the Loans. It is agreed and understood that this waiver constitutes a waiver of trial by jury of all claims against all parties to such actions or proceedings, including claims against parties who are not parties to this Agreement.

     This waiver is knowingly, willingly and voluntarily made by each of the parties hereto, and the parties hereby represent that no representations of fact or opinion have been made by any individual to induce this waiver of trial by jury or to in any way modify or nullify its effect. The parties further represent that they have been represented in the signing of this Agreement and in the making of this waiver by independent legal counsel, selected of their own free will, and that they have had the opportunity to discuss this waiver with counsel.

     SECTION 11.16 Liability of the Lender. The Borrowers hereby agree that the Lender shall not be chargeable for any negligence, mistake, act or omission of any accountant, examiner, agency or attorney employed by the Lender (except for the gross negligence or willful misconduct of any person, corporation, partnership or other entity employed by the Lender) in making examinations, investigations or collections, or otherwise in perfecting, maintaining, protecting or realizing upon any lien or security interest or any other interest in the Collateral or other security for the Obligations.

     SECTION 11.17 ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF THIS NOTE OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR ARBITRATION OF COMMERCIAL DISPUTES OF ENDISPUTE, INC., D/B/A J.A.M.S./ENDISPUTE ("J.A.M.S.")

AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF AN INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT MAY BRING ANY ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS NOTE RELATES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

     (A) SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN FAIRFAX COUNTY, VIRGINIA AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR. IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN NINETY (90) DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCING OF SUCH HEARING FOR AN ADDITIONAL SIXTY (60) DAYS.

         (B) RESERVATION OF RIGHTS. NOTHING IN THIS NOTE SHALL BE DEEMED TO: (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT; OR
(II) BE A WAIVER BY THE LENDER OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. ss.91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE
LENDER: (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SET OFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED
TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE LENDER MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THE EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF ANY ACTION FOR FORECLOSURE OR FOR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

     SECTION 11.18 Right of Contribution. The Borrowers and the Lender agree that on and after the Closing Date, each Borrower (an "Entitled Borrower") shall be entitled to contribution from each other Borrower to the extent, if any, that
(a) an Entitled Borrower incurs any Obligations in excess of such Entitled Borrowers Net Valuation (as hereinafter defined) or (b) the Obligations incurred by such Entitled Borrower would leave such Entitled Borrower with an unreasonably small amount of capital to enable the Entitled Borrower to operate the business in which it is engaged, and/or the Obligations incurred by such Entitled Borrower prevent such Entitled Borrower from paying its debts as such debts mature; provided, however, that such right of contribution shall be subordinated to the payment of the Obligations and may not be exercised by any Borrower until all of the Obligations have been paid in full. Nothing in this Section shall be deemed to in any manner impair the joint and several liability of each Borrower for any and all of the Obligations. The provisions of this Section shall be in addition to and shall in no manner limit any other rights of contribution available to any Borrower. The term "Net Valuation" as used in this Section means the amount by which (1) an Entitled Borrower's property at a fair valuation exceeds (2) such Entitled Borrower's debts.

     IN WITNESS WHEREOF, the parties hereto have signed and sealed this Agreement on the day and year first above written.

WITNESS OR ATTEST:             VERSAR, INC.


/s/ Lula Fasold                By: /s/ Lawrence W. Sinnott            (SEAL)
--------------------------         --------------------------
                                   Name:  Lawrence W. Sinnott
                                   Title: V.P. and CFO

WITNESS OR ATTEST:             GEOMET TECHNOLOGIES, INC.


/s/ Lula Fasold                By: /s/ Lawrence W. Sinnott            (SEAL)
--------------------------         --------------------------
                                   Name:  Lawrence W. Sinnott
                                   Title: Treasurer



                               NATIONSBANK, N.A.

                               By:                                    (SEAL)
--------------------------         --------------------------
                                   Rit Amin
                                   Commercial Loan Officer

                                    EXHIBITS
                                    --------

                    A-1. Form of Acquisition Note

                    A-2. Revolving Note

                    B.   Subsidiaries

                    C.   Places of Business

                    D.   Liens on Collateral

                    E.   Borrowing Base Certificate

                    F.   Compliance Certificate

                                                                       EXHIBIT B


                                  SUBSIDIARIES

                                        Chief Executive       Ownership Interest
Name                                        Officer               of Company
----                                        -------               ----------
GEOMET TECHNOLOGIES, INC

                                                                       EXHIBIT C


                               PLACES OF BUSINESS


The Borrowers' Chief Executive Office is:

          6850 Versar Center
          Springfield, Virginia 22151



The Borrowers have other places of business at the following addresses:




The Collateral is located at the following address(es):

                                                                       EXHIBIT D


                               LIENS ON COLLATERAL



Asset Covered            Lienholder           Balance           Unpaid Principal
-------------            ----------           -------           ----------------